UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced the appointment of Jeff Knight as the Company’s Chief Operating Officer, which was effective as of August 30, 2021. Mr. Knight, 51, has over 25 years of clinical drug development experience including project and portfolio management, strategic planning, program leadership, clinical operations, data management, biostatistics, regulatory affairs, clinical outsourcing, supplier governance, clinical supply chain, procurement, and medical writing. From October 2018 to August 2021, Mr. Knight served as Senior Vice President, Portfolio Management and Corporate Operations at Poseida Therapeutics, Inc. From March 2017 until October 2018, he was Vice President, Development Operations and Project and Portfolio Management at Halozyme Therapeutics, Inc. From July 2015 until March 2017, he served as Executive Director, Global Development Operations at Amgen and from January 2012 until July 2015, Mr. Knight served in various program and portfolio management and development operations roles at Onyx Pharmaceuticals. Prior to that, he held several leadership roles of increasing responsibility in clinical operations, regulatory affairs, and project management at Genentech, PRA International, and Hoechst Marion Roussel (now Sanofi). Mr. Knight earned a Master’s of Public Health (MPH) in biostatistics and epidemiology and a B.A. in psychology from the University of Oklahoma Health Sciences Center. He also earned a B.S. in nursing from the University of Kansas Medical Center.

In connection with his appointment, Mr. Knight entered into an employment agreement with the Company effective as of August 30, 2021 (the “Employment Agreement”), which provides that, among other things, Mr. Knight’s annual base salary will be $400,000, and his target annual incentive bonus will be 40% of his base salary.

Pursuant to the Employment Agreement, if Mr. Knight’s employment is terminated by us other than for cause or by him for good reason, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his Employment Agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 9 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date Mr. Knight becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 9-month period following the date of termination.

If Mr. Knight’s employment is terminated by us other than for cause or by him for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his Employment Agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Mr. Knight becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Mr. Knight’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Mr. Knight’s timely execution and non-revocation of a general release of claims in favor of the Company, 100% of Mr. Knight’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Mr. Knight’s termination by us without cause or by Mr. Knight for good reason after a change in control or (2) the first anniversary of the closing of such change in control. In addition, in the event of Mr. Knight’s termination of employment by reason of his death or permanent disability, and subject to Mr. Knight’s (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the Company and, in the case of his permanent disability, his continued compliance with the restrictive covenants set forth in his Employment Agreement, 100% of Mr. Knight’s outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Mr. Knight’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

On September 1, 2021, the Company granted Mr. Knight a stock option to purchase 160,000 shares of common stock of the Company under the Company’s 2018 Equity Incentive Plan, 25% of which will vest on August 30, 2022, and the remainder will vest in 36 equal monthly installments thereafter. The stock option has an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on September 1, 2021. In connection with the commencement of his employment, Mr. Knight will also receive a sign-on bonus of $40,000.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Knight.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission on the

Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Press Release dated September 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: September 2, 2021	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer

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